UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Axiom III, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value.
(2)	Aggregate number of securities to which transaction applies: 50,000,000 shares of Common Stock, $.001 par value.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

AXIOM III, Inc.
Room 1701, 17/F, Henan Building
90 Jaffee Road, Wanchai
Hong Kong SAR of the People’s Republic of China

December 17, 2007

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on November 30, 2007, of Axiom III, Inc. (“AXIO” or the “Company”), a Nevada corporation, in connection with two proposals to amend the corporate articles of incorporation to (i) change the name of the corporation from Axiom III, Inc. to SmartPay Express, Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”) and (ii) increase the authorized number of shares of common stock, $.001 par value, of the Company from 50,000,000 shares to 300,000,000 shares, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Authorized Capital Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved both proposals.

The holders of approximately 67.9% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Benny Lee
   Benny Lee
   Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

AXIOM III, INC.

INTRODUCTION

The majority shareholders of this 1934 Act Registrant, Axiom III, Inc., has taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to the Nevada Revised Statutes 78.320, to change the name of the corporation to SmartPay Express, Inc. and to approve an increase in authorized shares of common stock of the Company from 50,000,000 to 300,000,000 shares. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

Pursuant to a Share Exchange Agreement, dated October 10, 2007 (the “Agreement”), between and among Axiom III, Inc., a Nevada corporation (“AXIO”), Duane Bennett, the Chief Executive Officer and sole Director of AXIO (“Bennett”), Eastern Concept Development Ltd., a corporation organized and existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Eastern Concept”), Mr. Benny Lee, the sole shareholder of Eastern Concept (“Eastern Concept Shareholder”), Foshan Wanzhi Electron S&T Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Foshan”),and Jun Chen, the representative of the shareholders of Foshan (“Foshan Shareholders”), the Eastern Concept Shareholder exchanged all of the share capital of Eastern Concept for 35,351,667 shares of Common Stock of AXIO, or 70.7% of the total 50,000,000 issued and outstanding shares of common stock of AXIO after giving effect to the share exchange.  As additional consideration, the Eastern Concept Shareholder agreed to pay $262,500 to the North East Nominee Trust, which is the majority shareholder of AXIO. Bennett is the trustee of the North East Nominee Trust, whose corpus is held for the benefit of his children. The Agreement was attached as exhibit 2.1 to a Form 8-K filed with the Commission on October 24, 2007, and is incorporated by reference hereby.

Subsequently, Eastern Concept Corporate Consulting (Shenzhen) Limited, a company organized and existing under the laws of the People’s Republic of China and a wholly owned subsidiary of Eastern Concept (“Eastern Concept Consulting”), entered into a Share Exchange Agreement, dated November 6, 2007, with the shareholders of Foshan pursuant to which the shareholders of Foshan agreed to exchange 100% of the share capital of Foshan for a purchase price of approximately $1.3 million. The share exchange transaction was consummated on November 9, 2007, and, as a result, Foshan became a wholly owned subsidiary of Eastern Concept Consulting. The Share Exchange Agreement was attached as exhibit 2.2 to a Form 8-K filed with the Commission on November 9, 2007, and is incorporated by reference hereby.

Eastern Concept is a holding company, with audited and pro forma financials presented in the 8-K that was filed on October 24, 2007, whose sole purpose was to effect the reverse merger with AXIO and later consummate an acquisition of the share capital of Foshan from its shareholders for approximately $1.3 million. Foshan is principally engaged in providing smart card payment systems and related value-added services mainly in the Guangdong Province of the People’s Republic of China. Foshan is a “non-bank” card issuer/operator with support from the municipal government and approval from the People’s Bank of China to collect deposits as prepayment stored in the chip embedded in the cards that it issues.

Pursuant to the Agreement, the Eastern Concept Shareholder exchanged 100% of the share capital of Eastern Concept for 35,351,667 shares of common stock of AXIO, thus causing Eastern Concept to become a wholly owned subsidiary of AXIO. Its sole asset was approximately $1.3 million in cash which was to be used to acquire Foshan. A so-called Super 8-K was filed with the Commission within four business days of the closing of this first step share exchange. In the second step, pursuant to a Share Exchange Agreement, a subsidiary of Eastern Concept acquired all of the outstanding share capital of Foshan for a purchase price of $1.3 million. Again, a so-called Super 8-K was filed with the Commission within four days of the closing of the second step acquisition of Foshan.

In addition, pursuant to the terms and conditions of the Agreement:

•
The parties to the Agreement agreed that AXIO shall not consummate a reverse stock split or any similar reclassification or combination of its common stock for a period of one year from October 1, 2007.

•
Bennett and the Northeast Nominee Trust agreed to execute and deliver to Eastern Concept a Leak-Out Agreement which limits the ability of Bennett and the Northeast Nominee Trust to sell any portion of the 1,000,000 share block of AXIO common stock retained by Bennett as part of the transaction for a period of one year from the date thereof in excess of 10,000 shares per day.

•	On the Closing Date, the Registrant paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

As a result of the exchange of a majority of AXIO’s common stock for all of the share capital of Eastern Concept, the Eastern Concept Shareholder and his designee acquired majority control of the outstanding common stock of AXIO and appointed their candidate to the Board of Directors at closing. Bennett continued to serve until the ten day period required by Rule 14f-1 expired, and then he resigned. As a result, Benny Lee was appointed as a Director, Chief Executive Officer, Chief Financial Officer and Secretary of the Issuer.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and our Quarterly Report for the quarter ended September 30, 2007, both filed with the Commission.  Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A.  NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Delaware law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about December 17, 2007, to the holders of Common Stock as of the Record Date on November 30, 2007.

B.  DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C.  THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposals to amend the corporate charter to (i) change the name of the corporation to SmartPay Express, Inc. and (ii) increase the number of shares of authorized common stock, $.001 par value, from 50,000,000 shares to 300,000,000 shares were approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to Nevada Revised Statutes 78.320. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 67.9% of all shares issued and outstanding. The proposals are not effective before completion with compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

ON NOVEMBER 30, 2007, THE RECORD DATE, THERE WERE 50,000,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of November 30, 2007, certain information  with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF NOVEMBER 30, 2007

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power

Common	East Sincere Management Limited	16,544,117	33.1%
	Benny Lee - CEO, CFO and Sole Owner
	[Director, CEO and CFO of AXIO]
	Flat A-1, 2/F, Maiden Court
	46 Cloud View Road, Hong Kong

Common	Profit Gain Management Limited	17,407,550	34.8%
	Mon Hung Lew – CEO and Sole Owner
	Suite 1606-7, 16F, Great Eagle Centre
	23 Harbour Road, Hong Kong

Common	All Officers and Directors as a Group (1 person)	16,544,117	33.1%

(1)	Calculation based on 50,000,000 shares outstanding as of October 18, 2007.
(2)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

D.  AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL.

The proposal to amend the certificate of incorporation to change the name of the corporation to SmartPay Express, Inc. was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than January 7, 2007.

REASONS FOR AMENDMENT. The Company consummated an Exchange Agreement with the Foshan in a two-step transaction pursuant to which it will acquire the share capital of Foshan in exchange for the issuance of 35,351,667 shares of common stock. Accordingly, the Company desires to change its name to one that reflects its new business as a holding company for Foshan and possibly other companies that may be acquired in the future by the Company.

E.   AMENDMENT OF CHARTER – AUTHORIZED CAPITAL PROPOSAL.

The proposal to increase the number of authorized shares of common stock of the Company from 50,000,000 to 300,000,000 was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors. The Authorized Capital Proposal will take effect no sooner than January 7, 2007.

REASONS FOR THE AUTHORIZED CAPITAL PROPOSAL. Pursuant to the Exchange Agreement, the Company has issued 35,351,667 new shares of common stock to the Eastern Concept Shareholder in exchange for all of his registered capital of Eastern Concept. The Company currently has only 50,000,000 authorized shares of common stock, which leaves it no authorized but unissued shares of common stock. The Company desires to authorize sufficient shares for future capital raising activities and general corporate finance purposes, although it currently has no plans in that regard. The Board of Directors of the Company, in the exercise of its reasonable business judgment, believes that 300,000,000 shares is the appropriate number of shares of authorized common stock

F.   FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal or to the Authorized Capital Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power

Common	East Sincere Management Limited	16,544,117	33.1%
	Benny Lee - CEO, CFO and Sole Owner
	[Director, CEO and CFO of AXIO]
	Flat A-1, 2/F, Maiden Court
	46 Cloud View Road, Hong Kong

Common	Profit Gain Management Limited	17,407,550	34.8%
	Mon Hung Lew – CEO and Sole Owner
	Suite 1606-7, 16F, Great Eagle Centre
	23 Harbour Road, Hong Kong

Common	All Officers and Directors as a Group (1 person)	16,544,117	33.1%

(1)	Calculation based on 50,000,000 shares outstanding as of October 18, 2007.
(2)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended December 31, 2006, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended September 30, 2007, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by AXIO can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 is hereby incorporated by reference.

b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 is hereby incorporated by reference.

AXIOM III, INC.

	By	/s/ Benny Lee
Benny Lee
Chairman
Dated: December 17, 2007

By the order of the Board of Directors

/s/ Benny Lee
Benny Lee
Chairman